UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: November 21, 2012 (Date of earliest event reported)
Banyan Rail Services Inc. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9043 (Commission File Number)	36-3361229 (I.R.S. Employer Identification No.)

2255 Glades Road, Suite 111-E, Boca Raton, Florida (Address of principal executive offices)	33431 (Zip Code)

561-443-5300 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On November 21, 2012, Banyan Rail Services Inc. (the “Company”) issued 2,500 shares of Series C Preferred Stock (“Preferred Stock”) to Banyan Holdings LLC (“Banyan Holdings”) for $100 a share or $250,000 in total. Gary O. Marino, the Company’s chairman and chief executive officer, is the president of Banyan Holdings and a significant owner of Banyan Holding’s parent company. Beginning June 30, 2014 (or sooner upon the occurrence of certain events), the Preferred Stock will be convertible into our common stock. The Company issued 1,500 of the preferred shares in cancellation of a $150,000 loan from Banyan Holdings. The additional shares were issued for cash and the proceeds from the sale of the Preferred Stock were used for working capital purposes.

The issuances of the Preferred Stock were made in reliance on Section 4(2) of the Securities Act of 1933 for the offer and sale of securities not involving a public offering and Rule 506 of Regulation D of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Banyan Rail Services Inc. By:/s/ Christopher J. Hubbert Name: Christopher J. Hubbert Title: Secretary
Dated November 28, 2012